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                                                                    EXHIBIT 4.30



                            CERTIFICATE OF AMENDMENT

                                       OF

                    CERTIFICATE OF THE POWERS, DESIGNATIONS,

                         PREFERENCES AND RIGHTS OF THE

                     SERIES C CONVERTIBLE PREFERRED STOCK,

                            PAR VALUE $.01 PER SHARE

                                       OF

                          OUTBOARD MARINE CORPORATION


                        _______________________________

                        (Pursuant to Section 242 of the
               General Corporation Law of the State of Delaware)



          Outboard Marine Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

          1.  The name of the Corporation is Outboard Marine Corporation.

          2. The date of filing of the Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State was September 30, 1997, and the date of filing of the Certificate of the Powers, Designations, Preferences and Rights of the Series C Convertible Preferred Stock, Par Value $.01 Per Share (the "Certificate of Designation"), with the Secretary of State was May 31, 2000.

          3. This Certificate of Amendment amends the Certificate of Designation, as now in effect, to (i) provide for the issuance of shares Series D Convertible Preferred Stock as Senior Stock and (ii) exempt from the anti-dilution adjustment provisions contained therein certain specific issuances of Common Stock by the Corporation.
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          4.  Section 2 of the Certificate of Designation as now in effect is hereby amended to read in its entirety as follows:

               2. Rank. The Series D Preferred Stock shall, with respect to dividend distributions and distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation, rank (i) junior to the then outstanding shares of Senior Stock, (ii) on parity with the then outstanding shares of Parity Stock, and (iii) senior to all classes of common stock of the Corporation (including, without limitation, the common stock, par value $.01 per share, of the Corporation (the "Common Stock")), the Series A Preferred Stock and to each other class or series of capital stock of the Corporation hereafter created other than Senior Stock and Parity Stock (the Common Stock, the Series A Preferred Stock and each other class or series of capital stock of the Corporation other than Senior Stock and Parity Stock are hereinafter collectively referred to as the "Junior Stock").

          5. Section 5(c)(iii) of the Certificate of Designation as now in effect is hereby amended to read in its entirety as follows:

                    (iii) Issuance of Common Stock Below Current Market Price or Conversion Price. If the Corporation shall, at any time or from time to time, sell or issue shares of Common Stock (regardless of whether originally issued or from the Corporation's treasury), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (A) shares issued in any of the transactions described in Section 5(c)(i) or (ii), (B) shares of Common Stock issued upon the conversion of any shares of Series A Preferred Stock, (C) Common Stock purchase warrants issued pursuant to the Purchase Agreement and the shares of Common Stock issued upon the exercise of such warrants, (D) the Subordinated Notes issued under that certain Subordinated Note and Warrant Purchase Agreement, dated May 2, 2000, among the Corporation, Quantum Industrial Partners LDC and Greenlake Holdings III LLC, and any shares of Series B Preferred Stock issued upon conversion thereof, (E) shares of Common Stock issued upon the conversion of any shares of Series B Preferred Stock, (F) Common Stock purchase warrants issued by the Corporation pursuant to that certain Subordinated Note and Warrant Purchase Agreement, dated May 2, 2000, among the Corporation, Quantum Industrial Partners LDC and Greenlake Holdings III LLC and the shares of Common Stock issuable upon exercise of such warrants, (G) shares of Series C Preferred Stock issued pursuant to that certain Preferred Stock and Warrant Purchase Agreement, dated May 31, 2000, among the Corporation, Quantum Industrial Partners LDC and Greenlake Holdings III LLC, and shares of Common Stock issued upon the conversion of shares of any shares of Series C Preferred Stock, (H) Common Stock purchase warrants issued pursuant to that certain Preferred Stock and Warrant Purchase Agreement, dated May 31, 2000, among the Corporation, Quantum Industrial Partners LDC and Greenlake Holdings III LLC, and shares of Common Stock issued upon the exercise of such warrants, (I) shares of Series D Preferred Stock issued pursuant to that certain Preferred Stock and Warrant Purchase Agreement, dated July __, 2000, among the Corporation, Quantum Industrial Partners LDC and Greenlake Holdings V LLC, and shares of Common Stock issued upon
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     the conversion of shares of any shares of Series D Preferred Stock, (J)
     Common Stock purchase warrants issued pursuant to that certain Preferred Stock and Warrant Purchase Agreement, dated July __, 2000, among the Corporation, Quantum Industrial Partners LDC and Greenlake Holdings V LLC, and shares of Common Stock issued upon the exercise of such warrants, and
     (K) options issuable pursuant to bona fide employee benefit plans or arrangements approved or adopted by the Corporation's Board of Directors, and the shares of Common Stock issuable on exercise of such options) at a price per share of Common Stock (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing
     (x) the total consideration received or receivable by the Corporation in consideration of the sale or issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Corporation upon exercise or conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) lower than either the Current Market Price per share of Common Stock or the Conversion Price immediately prior to such sale or issuance, then the Conversion Price shall be reduced to the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (I) the number of shares of Common Stock outstanding immediately prior to such sale or issuance, plus (II) the quotient obtained by dividing the aggregate consideration received (determined as provided below) for such sale or issuance by the Applicable Price, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale or issuance. Such adjustment shall be made successively whenever such sale or issuance is made. For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale or issuance and the consideration "received" by the Corporation therefor shall be deemed to be the consideration actually received or receivable by the Corporation (plus any underwriting discounts or commissions in connection therewith) for such rights, options, warrants or convertible or exchangeable securities, plus the consideration stated in such rights, options, warrants or convertible or exchangeable securities to be payable to the Corporation for the shares of Common Stock covered thereby. If the Corporation shall sell or issue shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration" received or receivable by or payable to the Corporation for purposes of the first sentence and the immediately preceding sentence of this Section 5(c)(iii), the fair value of such property shall be determined in good faith by the Board of Directors of the Corporation and shall be the value which is agreed upon by at least 75% of the members thereof or if 75% of the members of the Board of Directors of the Corporation are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of nationally recognized stature that is selected by 75% of the members of the Board of Directors. The determination of whether any adjustment is required under this Section 5(c)(iii) by reason of the sale and issuance of rights, options, warrants or convertible or exchangeable securities and the amount of such adjustment, if any, shall be made only at the time of such issuance or sale and not at the
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     subsequent time of issuance or sale of Common Stock upon the exercise or conversion of such rights, options, warrants or convertible or exchangeable securities. Upon the expiration of any such options, warrants or rights, the termination of any such rights to convert or exchange or the expiration of any options, warrants or rights related to such convertible or exchangeable securities, the then current Conversion Price, to the extent in any affected by or computed using such options, warrants, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

          6. Section 6(a) of the Certificate of Designation as now in effect is hereby amended to read in its entirety as follows:

                    (a) Redemption Demand. Upon the demand of the holders of at least 75% of the outstanding shares of Parity Stock made in writing to the Corporation at any time after October 1, 2008 (a "Redemption Demand"), the Corporation shall be required to redeem (i) all of the shares of Series C Preferred Stock, at a redemption price per share equal to the Liquidation Preference per share plus an amount in cash equal to the product of (x) 15% of the then current Liquidation Preference, multiplied by (y) a fraction, the numerator of which is the actual number of days from (and including) the most recent Dividend Payment Date to (but excluding) the Redemption Date, and the denominator of which is 365 (the "Redemption Price"), and
     (ii) all of the outstanding shares of each other series of Parity Stock in accordance with the terms of such security, but only, in each case, to the extent that (A) funds are legally available therefor, (B) such redemption would not cause a default or event of default under any documents governing the Corporation's outstanding indebtedness or lines of credit, and (C) such redemption would not violate the terms governing any Senior Stock then outstanding. If at the time a Demand Notice is received by the Corporation funds are legally available to redeem some but not all of the outstanding shares of Parity Stock, including, without limitation, the shares of Series C Preferred Stock, then the Corporation shall redeem as many shares of Parity Stock, including, without limitation, the shares of Series C Preferred Stock, as its legally available funds permit.

          7. Section 6(b) of the Certificate of Designation as now in effect is hereby amended to read in its entirety as follows:

                    (b) Redemption at Corporation's Option. On and after the date on which fewer than 10% of the shares of Series C Preferred Stock issued on the Series C Preferred Stock Issue Date remain outstanding, the Corporation shall have the right, at its sole option and election, to redeem all of the outstanding shares of Series C Preferred Stock, on not less than 30 days' notice of the date of redemption (any such redemption date pursuant to this Section 6(b) being referred to herein as an "Optional Redemption Date") at a redemption price per share equal to the Liquidation Preference per share plus an amount in
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     cash equal to the product of (x) 15% of the then current Liquidation
     Preference, multiplied by (y) a fraction, the numerator of which is the actual number of days from (and including) the most recent Dividend Payment Date to (but excluding) the Optional Redemption Date, and the denominator of which is 365 (the "Optional Redemption Price"), but only to the extent that (A) funds are legally available therefor, (B) such redemption would not cause a default or event of default under any documents governing the Corporation's outstanding indebtedness or lines of credit, (C) such redemption would not violate the terms governing any Senior Stock then outstanding, and (D) the Corporation redeems all outstanding shares of the other series of Parity Stock to the extent permitted to do so in accordance with the terms thereof.

          8. Section 8 of the Certificate of Designation as now in effect is hereby amended to read in its entirety as follows:

               8. Reissuance of Series C Preferred Stock. Shares of Series C Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock (other than Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock).

          9. Section 10 of the Certificate of Designation as now in effect is hereby further amended to add the following additional defined terms:

               "Senior Stock" means the shares of Series D Preferred Stock that may from time to time be outstanding.

               "Series D Preferred Stock" means the shares of the Corporation's Series D Convertible Preferred Stock, par value $.01 per share, that may from time to time be outstanding.

          10. Such amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and by Section 7(c) of the Certificate of Designation as now in effect.
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          IN WITNESS WHEREOF, the Corporation has authorized the undersigned to execute this certificate on this 19th day of July, 2000.

                            OUTBOARD MARINE CORPORATION


                            By: /s/ Eric T. Martinez
                              ----------------------------
                              Name: Eric T. Martinez
                              Title: Senior Vice President Finance and Treasurer